Exhibit (N)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

NexPoint Opportunistic Credit Fund:

We consent to the use of our report, dated October 18, 2016, with respect to the financial statements of NexPoint Opportunistic Credit Fund, included herein, and to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

October 31, 2016